UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2019

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INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06. Material Impairments.

The information set forth in the second paragraph under Item 8.01 below is incorporated herein by reference.

Item 8.01. Other Events.

On November 18, 2019, Integer Holdings Corporation (the “Company”) issued a press release announcing that the Company was updating its 2019 guidance following the filing of a voluntary petition by Nuvectra Corporation (“Nuvectra”), which is a customer of the Company, in U.S. Bankruptcy Court for the Eastern District of Texas seeking relief under Chapter 11 of the U.S. Bankruptcy Code (the “Nuvectra Bankruptcy”).  A copy of the press release containing the Company’s updated guidance is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with the Nuvectra Bankruptcy, based on information currently available, on November 18, 2019, the Company determined that it will record a pre-tax impairment charge estimated at approximately $21 million associated with certain Nuvectra-related assets, primarily consisting of inventory and accounts receivables, in the fourth quarter of 2019.  No portion of the impairment charge is anticipated to result in future cash expenditures.  In addition, during the fourth quarter of 2019, the Company expects to incur approximately $3 million of other pre-tax costs as a result of the Nuvectra Bankruptcy, consisting primarily of non-cancelable inventory commitments.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include statements relating to:

  the amount of the estimated impairment charge resulting from the Nuvectra Bankruptcy and the portion thereof that is anticipated to result in future cash expenditures; and
  the estimated amount of the other costs expected to be incurred as a result of the Nuvectra Bankruptcy.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements, you should carefully consider, among other factors, the risk that our expectations and estimations regarding the impact of the Nuvectra Bankruptcy are incorrect, including because the Nuvectra Bankruptcy is a relatively recent event and future developments may occur that require us to reevaluate its impact on us. For example, the Company is a party to various contracts, licenses and a lease with Nuvectra, and at the present time, we cannot predict the impact of the Nuvectra Bankruptcy on these arrangements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors.  Forward-looking statements speak only as of the date they are made, and, except as may be required by law, we assume no obligation to update forward-looking statements in this Current Report on Form 8-K, whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Item 9.01. Financial Statements and Exhibits.

     (d)      Exhibits

Exhibit
Number	Description of Exhibit
99.1	Press Release, dated November 18, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: November 18, 2019	By:	/s/ JASON K. GARLAND
Jason K. Garland
Executive Vice President and Chief Financial Officer